Exhibit 99

NSD BANCORP, INC. ANNOUNCES THIRD QUARTER DIVIDEND

(Pittsburgh, PA)—On August 26, 2003, NSD Bancorp, Inc. declared a regular quarterly cash dividend of $0.22 per share, payable on September 30, 2003, to shareholders of record as of September 16, 2003. This dividend equals the regular cash dividend that was declared for the second quarter of 2003.

NSD Bancorp, Inc. is the holding company for NorthSide Bank, which is a state-chartered, FDIC insured commercial bank with $515 million in assets as of June 30, 2003. The Pittsburgh-based community bank currently operates twelve branch offices serving the City of Pittsburgh and northern suburbs.